Exhibit 99.1

NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED AGREEMENT OF SETTLEMENT AND RELEASE,

AND SETTLEMENT HEARING

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF AYTU BIOPHARMA, INC. (“AYTU” OR THE “COMPANY”) AS OF OCTOBER 9, 2024 (THE “RECORD DATE”) (“CURRENT AYTU SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF CLAIMS AGAINST AYTU’S DIRECTORS AND OFFICERS (THE “D&O DEFENDANTS”) IN WITMER V. ARMISTICE CAPITAL LLC, ET AL., NO. 2022-0807-MTZ (THE “ACTION”), A SHAREHOLDER DERIVATIVE ACTION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS,” AS DEFINED HEREIN.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative lawsuit. This Notice is provided by Court of Chancery of the State of Delaware (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement and your rights related thereto.

WHY THE COMPANY HAS ISSUED THIS NOTICE

The following parties: (i) Plaintiff Paul Witmer (“Plaintiff”); (ii) Defendants Joshua Disbrow, Gary Cantrell, John Donofrio, Jr., Carl Dockery, and Ketan B. Mehta (the “D&O Defendants”); and (iii) Aytu BioPharma, Inc. (“Aytu” or the “Company,” and together with the D&O Defendants, the “Aytu Defendants”) (Plaintiff and the Aytu Defendants together, the “Settling Parties”) have agreed upon terms to settle the Action on the terms set forth in the Stipulation and Agreement of Settlement and Release (“Agreement”), dated March 13, 2024, which can be viewed and/or downloaded at aytubio.com.

On the 13th day of January, 2025, at 3:15 p.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Agreement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

SUMMARY OF THE ACTION

1.    On September 29, 2021, and March 23, 2022, Plaintiff served demands for the inspection of books and records on the Company pursuant to Section 220 of the Delaware General Corporation Law (the “220 Demands”).

2.    On September 12, 2022, Plaintiff filed a shareholder derivative complaint (the “Derivative Action” or “Action”) against the Aytu Defendants, as well as Armistice Capital LLC, Armistice Capital Master Fund LTD (together, the “Armistice Defendants”), and Steven Boyd.

3.    On April 10, 2023, Plaintiff filed an amended shareholder derivative complaint.

4.    On April 3, 2024, Plaintiff filed a second amended shareholder derivative complaint (the “Complaint”).

5.    The Complaint’s allegations focus on a “dump and dump” scheme implemented by Defendant Boyd and the Armistice Defendants to use their large equity stake in and substantial influence over Aytu to extract value for themselves at the expense of the Company and its remaining shareholders. First, after acquiring a large position in Aytu securities, securing a seat on Ayu’s Board, and ingratiating themselves with Aytu management, Defendant Boyd and the Armistice Defendants orchestrated two transactions (the “Collusive Transactions”) between Aytu and pharmaceutical companies substantially owned by the Armistice Defendants (Innovus Pharmaceuticals, Inc. and Cerecor Inc.). In both Collusive Transactions, which closed in early 2020, Aytu substantially overpaid to acquire unprofitable businesses and failing products (many of which Aytu would later write-off), while enabling the Armistice Defendants to cash out their interests in the acquired companies and increase their Aytu shareholdings (and in the process, substantially dilute Aytu’s other shareholders). Mere weeks after the Collusive Transactions closed, Defendant Boyd and the Armistice Defendants took advantage of their access to material non-public information about the Company to dump their Aytu shareholdings in two transactions in March and April 2020, which were timed to take advantage of a temporary spike in the stock price following the announcement of a COVID test licensing agreement, but before the Company disclosed dilutive capital raises.

6.    The Complaint asserts claims against Defendant Boyd and the Armistice Defendants for breach of fiduciary duty and unjust enrichment based on the Collusive Transactions they orchestrated and their sales of Aytu securities based on material non-public information and in violation of the Company’s Insider Trading Policy. The Complaint also asserts claims that Defendant Boyd and the Armistice Defendants aided and abetted breaches of fiduciary duty by the D&O Defendants because they orchestrated the Collusive Transactions and participated in the Board’s consideration of the terms of the transactions. Among other things, Defendant Boyd participated on the special committee formed in connection with the Innovus transaction and participated in meetings where the D&O Defendants discussed and approved the Collusive Transactions, but Defendant Boyd and the Armistice Defendants failed to disclose material adverse information about the business and prospects of Innovus and Cerecor, which was known to them as a result of the Armistice Defendants’ significant investments in those companies, and Defendant Boyd’s role as a member of Cerecor’s board of directors. By failing to disclose this information to the Aytu Board, Defendant Boyd and the Armistice Defendants caused the D&O Defendants to approve transactions that were materially unreasonable and unfair to Aytu and its shareholders.

7.    The Complaint also asserts claims against the D&O Defendants for breach of fiduciary duty based on their approval of the Collusive Transactions and their failures of oversight of the Armistice Defendants’ trading in Aytu securities. The Complaint alleges the D&O Defendants breached their fiduciary duties to the Company and its minority shareholders in connection with their approval of the Collusive Transactions because they recklessly approved the transactions and failed to implement a process reasonably designed to ensure the transactions were fair and reasonable, including by allowing Defendant Boyd to participate in deliberations regarding the transactions and by failing to seek independent advice or analysis regarding the fairness of the transactions. Additionally, the D&O Defendants are alleged to have breached their fiduciary duties by failing to implement a process reasonably designed to ensure that any sales of stock by Armistice complied with the Company’s Insider Trading Policy and were not made while Defendant Boyd or the Armistice Defendants were in possession of material nonpublic information.

8.    The Complaint further alleges that one of the D&O Defendants, Defendant Disbrow, the Company’ s CEO, breached his fiduciary duties to the Company and its shareholders by purporting to authorize Armistice’s trading in Aytu securities despite not having the authority to do so and despite knowing that the trades violated Aytu’s Insider Trading Policy because Defendant Boyd and Armistice Defendants were in possession of material nonpublic information and/or a trading black-out period was in effect. For the same reasons, Defendant Disbrow is alleged to have aided and abetted Defendant Boyd and Armistice Defendants’ breaches of fiduciary duty.

9.    The Complaint further alleges Aytu suffered injuries as a result of Plaintiff’s allegations set forth in the Complaint.

10.    The Complaint seeks judgment against all Defendants for the amount of damages sustained by the Company as a result of Defendants’ breaches of fiduciary duty, unjust enrichment, and waste of corporate assets; extraordinary equitable and injunctive relief as permitted by law, equity, and state statutory provisions, including attaching, impounding, imposing a constructive trust on, or otherwise restricting the proceeds of Defendants’ trading activities or their other assets so as to ensure that Plaintiff, on behalf of Aytu, has an effective remedy; awarding restitution to Aytu from Defendants and ordering disgorgement of all profits, benefits, and other compensation obtained by Defendants; directing Aytu and its Board of Directors to take all necessary actions to reform and improve the Company’s corporate governance and internal procedures to protect the Company and its shareholders from a repeat of the damaging events alleged, including, but not limited to: (i) enhanced procedures for Board review and approval of interested-party transactions, and (ii) enhanced procedures for oversight and enforcement of the Company’s Insider Trading Policy; awarding to Plaintiff and directing the Company to pay the costs and expenses incurred in connection with the 220 Demands and this Action, including reasonable attorneys’ fees, accountants’ and experts’ fees, costs, and expenses; and granting Plaintiff any and all further relief the Court deems just and proper.

SETTLEMENT

On March 13, 2024, Plaintiff, Aytu, and the D&O Defendants entered into the Agreement to resolve the Action. Pursuant to the Agreement, Aytu will institute corporate governance enhancements. Aytu and the Board shall implement the following corporate governance enhancements: (1) adding a new member to the Board, either by expanding the Board from five to six members or by replacing one of the current members, with such new member to be subject to stockholder approval and to satisfy certain criteria, including that they be “independent” within the meaning of the NASDAQ listing standards, have no affiliation with Armistice, and qualify as an “audit committee financial expert” as defined in Item 407 of Regulation S-K; (2) implementing a requirement that each member of the Board attend a multi-day training course on corporate governance guidelines no less frequently than every other year; (3) limiting non-retired Board members to sitting on no more than two additional boards of publicly traded companies and retired Board members to sitting on no more than four additional boards of publicly traded companies; (4) separating the roles of CEO and Chair of the Board and appointing an independent Board member to serve as Chairperson; (5) directing the Audit Committee to review related-party transactions to determine whether they are in the best interest of the Company and to adopt guidelines in accordance with industry best practices to guide its review, and authorizing the Audit Committee to retain independent outside counsel and advisors to assist in its review; (6) updating the Audit Committee charter to identify impairment of goodwill as a judgmental area that must be discussed by the Committee; (7) requiring that the Audit Committee to receive quarterly reports of all trading activity in the Company’s securities by persons covered by the Company’s Insider Trading Policy, which reports shall include information specifying whether pre-clearance of the trading activity was sought and approved, and to adopt procedures to investigate potential violations of the Insider Trading Policy and to determine when to implement special trading black-out periods pursuant to the Insider Trading Policy; and (8) adopting a clawback policy to recoup award based incentive-compensation paid to current or former executive officers, reportable to the public and administered by the Compensation Committee.

The Agreement also provides for the entry of judgment dismissing the Action against the D&O Defendants with prejudice and, as explained in more detail in the Agreement, releasing and discharging certain known and unknown claims that could have been brought in any court by the Plaintiff in the Action or by Aytu, or any of its shareholders, derivatively against the Defendants and Aytu, its direct and indirect subsidiaries, and all of their past, present, and future officers, directors, shareholders, members, partners, managers, agents, attorneys, and insurers or any entity with which they are affiliated or in which they have a membership, investment, or other interest, that relate to, arise out of, or concern Plaintiff’s Claims or Plaintiff’s Allegations, including all claims or allegations that were brought or could have been brought in the Action, as of the Effective Date of the Agreement (collectively, the “Released Claims”).

This Settlement pertains only to the claims asserted against the D&O Defendants. It is without prejudice to, and does not contemplate the dismissal or release of, any claims asserted against the other named Defendants, except as expressly provided in the Settlement Agreement with respect to claims asserted against Defendant Boyd.

Pursuant to the Settlement Agreement, the Aytu Defendants agree that they will maintain a position of neutrality with respect to the claims asserted in the Action against the Armistice Defendants. The Aytu Defendants shall not file any motion, pleading, or other submission seeking dismissal of the claims against the Armistice Defendants pursuant to Del. Ch. Ct. R. 23.1 or otherwise. In the event the Armistice Defendants seek dismissal of the Action pursuant to Del. Ch. Ct. R. 23.1, which they have done, the Aytu Defendants shall file (and have filed) with the Court a declaration stating that the Company neither objects to nor supports claims being brought against the Armistice Defendants on its behalf.

PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating corporate governance enhancements, counsel for Plaintiff and the Company negotiated the attorneys’ fees that Aytu would pay to Plaintiff’s Counsel, as well as a service award to Plaintiff. As a result of these negotiations, and in light of the substantial benefit conferred, Aytu has agreed to pay Plaintiff’s Counsel attorneys’ fees and expenses of $250,000 (the “Fee and Expense Award”) and a service award to Plaintiff of $5,000. To date, Plaintiff’s Counsel have not received any payments for their efforts. The Fee and Expense Award will compensate Plaintiff’s Counsel for their efforts in prosecuting the Actions and the substantial benefits achieved for Aytu and its shareholders. Plaintiff’s Counsel may seek, subject to Court approval, a separate award of fees and expenses in connection with resolution of the claims against the Armistice Defendants.

REASONS FOR THE SETTLEMENT

The Court did not enter judgment in favor of Plaintiff or Defendants. The proposed Settlement was negotiated at arm’s-length by attorneys for the Settling Parties. The attorneys for all of the Settling Parties have extensive experience in shareholder derivative cases, and they all believe the Settlement is in the best interest of their clients. Aytu and Plaintiff believe that the Settlement provides substantial benefits upon Aytu and its shareholders.

Why Did Plaintiff Agree to Settle?

Plaintiff’s Counsel investigated claims and the underlying events and transactions alleged in the Action, including by securing nonpublic Company documents through a books and records demand. Plaintiff’s Counsel has analyzed the evidence adduced during their investigation and has researched the applicable law with respect to the claims of Plaintiff, Aytu, and its shareholders against Defendants and the potential defenses thereto.

Based upon their investigation, Plaintiff and Plaintiff’s counsel have concluded that the terms and conditions of the Agreement are fair, reasonable, and adequate to Plaintiff, current Aytu Shareholders, and Aytu, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Agreement after considering, among other things: (a) the substantial benefits that Aytu and its shareholders will receive from the Agreement, (b) the attendant risks of continued litigation of the Action, and (c) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiff and its counsel considered the significant litigation risk inherent in the Action. The law imposes significant burdens on Plaintiff for pleading and proving a shareholder derivative claim. The success of Plaintiff’s derivative claims against the D&O Defendants would rely on establishing that pre-suit demand should be excused as futile under Del. Ch. Ct. R. 23.1 and that the Board’s conduct amounted to more than negligence in breach of the duty of care, which is exculpated under the Company’s bylaws. Plaintiff believes the claims against the D&O Defendants are meritorious and that there are strong grounds for finding pre-suit demand to be excused in view of the D&O Defendants’ potential liability and their personal and professional connections to one another. However, Plaintiff acknowledges that there is a substantial risk that those claims may not succeed in producing a recovery in light of the applicable legal standards and possible defenses, particularly in view of the absence of direct financial interest on the part of the D&O Defendants in the Collusive Transactions or the Armistice Defendants’ trading of Aytu securities. Plaintiff and his counsel also considered the Company’s indemnification obligations under its bylaws to Defendants who are directors and officers of the Company, including not only the D&O Defendants, but also Defendant Boyd, and the costs to the Company of continued litigation.

In addition, Plaintiff and his counsel considered the potential impact of the Settlement on the claims against the Armistice Defendants, who directly benefited from the alleged wrongdoing and obtained substantial profits from the Collusive Transactions and their sales of Aytu securities based on material non-public information. The Settlement not only preserves Plaintiff’s rights to pursue claims against the Armistice Defendants for the benefit of the Company and its shareholders, but also removes potential obstacles to pursuit of those claims. Plaintiff and his counsel anticipated that the Armistice Defendants likely would seek dismissal of any claims asserted against them pursuant to the demand requirements of Del. Ch. Ct. R. 23.1. However, Plaintiff and his counsel believe that, under Kaplan v. Peat, Marwick, Mitchell & Co., 540 A.2d 726 (Del. 1988), Aytu’s commitment in the Settlement Agreement to take a neutral position with respect to claims asserted against the Armistice Defendants on behalf of the Company excuses pre-suit demand for purposes of Rule 23.1 (although the applicability and effect of Kaplan has been contested by the Armistice Defendants and ultimately will be resolved by the Court).

Plaintiff and his counsel believe that, under the circumstances, the settlement of the claims against the D&O Defendants, while preserving and facilitating claims against the Armistice Defendants, is in the best interest of Aytu and its shareholders.

Why Did the Defendants Agree to Settle?

Litigation presents inherent risks. Although Defendants deny that they acted improperly, the defense of the Actions requires an expenditure of corporate resources, in particular, of management time and attention. After investigation of the underlying facts and analyzing the applicable law, Defendants believe that the arm’s-length Settlement negotiated with Plaintiff is appropriate under the circumstances. The Settlement provides a certain and specific resolution of the disputes and provides corporate governance enhancements that are beneficial to Aytu’s shareholders. The Settlement also permits Aytu’s management to focus its attention on Aytu’s business affairs, which is where the focus of management should be.

SETTLEMENT HEARING

On the 13th day of January, 2025 at 3:15 p.m., the Court will hold a Settlement Hearing at the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved and whether the Action should be dismissed with prejudice pursuant to the Agreement.

RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Aytu Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT AYTU SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

RIGHT TO OBJECT TO SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures:

You Must Make Detailed Objections in Writing.

Any objection must be presented in writing and must contain the following information. The Court may not consider any objection that does not substantially include the following information:

1.	Your name, legal address, and telephone number;

2.	Proof of being a current Aytu Shareholder as of the Record Date;

3.	The date(s) you purchased your Aytu shares;

4.	Proof of your continuous ownership of Aytu shares through the present;

5.	A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

6.	The grounds for each objection or the reasons for your desiring to appear and to be heard;

7.	Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

8.	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

You Must Timely Deliver Written Objections to the Court, Plaintiff’s Counsel, and Defendants’ Counsel.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE COURT REGISTRAR NO LATER THAN FOURTEEN (14) DAYS BEFORE THE SETTLEMENT HEARING. The Court Registrar’s address is:

Registrar of Chancery

Court of Chancery of the State of Delaware

Leonard L. Williams Justice Center

500 North King Street

Wilmington, DE 19801

YOU ALSO MUST DELIVER COPIES OF YOUR WRITTEN OBJECTIONS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN FOURTEEN (14) DAYS BEFORE THE SETTLEMENT HEARING.

Counsel’s addresses are:

Thomas A. Uebler (#5074)

MCCOLLOM D’EMILIO SMITH UEBLER LLC

2751 Centerville Road, Suite 401

Wilmington, DE 19808

(302) 468-5960

tuebler@mdsulaw.com

Andrew W. Robertson

MORRIS KANDINOV LLP

305 Broadway, 7th Floor

New York, NY 10007

(332) 282-6639

andrew@moka.law

Counsel for Plaintiff Paul Witmer

Alessandra Glorioso (#5757)

DORSEY & WHITNEY (DELAWARE) LLP

300 Delaware Avenue, Suite 1010 Wilmington, DE 19801

(302) 425-7171

glorioso.alessandra@dorsey.com

James K. Langdon

DORSEY & WHITNEY LLP

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

(612) 340-8759

langdon.jim@dorsey.com

Counsel for Aytu and the D&O Defendants

HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Agreement. It is not a complete statement of the events of the Actions or the Agreement.

You may inspect the Agreement and other papers in the Action at the Court of Chancery of the State of Delaware Registrar’s office at any time during regular business hours of each business day. The Registrar’s office is located at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE REGISTRAR’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to Andrew Robertson of Morris Kandinov LLP at 332.282.6639 or in writing to andrew@moka.law or 305 Broadway, 7th Floor, New York, NY 10007.